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              [Jackson & Walker, L.L.P. Letterhead]

                          June 21, 1994





Michaels Stores, Inc.
5931 Campus Circle Drive
Las Colinas Business Park
Irving, Texas  75063

     Re: Registration Statement on Form S-3 of Michaels Stores, Inc. Registration No. 33-53639

Ladies and Gentlemen:

     We are acting as counsel for Michaels Stores, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 3,795,000 shares of common stock, par value $.10 per share, of the Company (the "Shares").
A Registration Statement on Form S-3, Registration No. 33-53639, covering the offer and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on May 16, 1994 and Pre-Effective Amendment No. 1 thereto is proposed to be filed on or about the date hereof (as amended, the "Registration Statement"). The Shares are to be sold by the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement (as amended, the "Underwriting Agreement") filed as an exhibit to the Registration Statement.

     In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary for the expression of the opinions expressed herein. In making the foregoing examinations, we have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     Based solely upon the foregoing and subject to the comments and exceptions herein stated, we are of the opinion that the Shares have been duly and validly authorized by the





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Michaels Stores, Inc.
June 21, 1994
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Company, and when paid for, issued and delivered as described in and in accordance with the Registration Statement and the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the State of Texas and, solely with respect to matters of corporate law, the State of Delaware. You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters". In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,



                                   /s/ JACKSON & WALKER, L.L.P.